EXHIBIT 3i.2

ROSS MILLER                                                      Document Number
Secretary of State                                                20070797149-16
206 North Carson Street                                     Filing Date and Time
Carson City, Nevada 89701-4299                               11/26/2007 11:15 AM
(775) 684 5708                                                     Entity Number
Website: secretaryofstate.biz                                      E0674982007-1

                                                         Filed in the office of

                                                             /s/ Ross Miller
                                                             ROSS MILLER
                                                             Secretary of State
   ARTICLES OF MERGER                                        State of Nevada
(PURSUANT TO NRS 92A.200)
         PAGE 1

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

                (Pursuant to Nevada Revised Statutes Chapter 92A)
                             (excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

     Ameri-First Financial Group, Inc.
     Name of merging entity

     Delaware                                           Corporation
     Jurisdiction                                       Entity type *

     Name of merging entity

     Jurisdiction                                       Entity type *

     Name of merging entity

     Jurisdiction                                       Entity type *

     Name of merging entity

     Jurisdiction                                       Entity type *

     and,

     Eight Dragons Co.
     Name of surviving entity

     Nevada                                             Corporation
     Jurisdiction                                       Entity type *


* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 2




2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

               Attn:

               c/o:

3)   (Choose one)

     [X] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

     [ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

     (a)  Owner's approval was not required from


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;


          Name of surviving entity, if applicable


This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 3



     (b)  The plan was approved by the required consent of the owners of *:


          Ameri-First Financial Group, Inc.
          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;

          Eight Dragons Co.
          Name of surviving entity, if applicable


* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.


This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 4



(c)  Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

     The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;


          Name of surviving entity, if applicable


This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 5



5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:







6)   Location of Plan of Merger (check a or b):

     [X] (a) The entire plan of merger is attached;

     or,

     [ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)":


* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A. 180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 6


8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (if there are more than four merging entities, check box [ ] and attach an "8 1/2 x 11 " blank sheet containing the required information for each additional entity.):


          Ameri-First Financial Group, Inc.
          Name of merging entity

          /s/ Glenn A. Little                President                  11/20/07
          Signature                          Title                        Date

          Name of merging entity

          Signature                          Title                        Date

          Name of merging entity

          Signature                          Title                        Date

          Name of merging entity

          Signature                          Title                        Date

          Eight Dragons Co.
          Name of surviving entity

          /s/ Glenn A. Little                President                  11/20/07
          Signature                          Title                        Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


This form must be accompanied by appropriate fees.

PLAN OF MERGER approved on November 20, 2007 by AMERI-FIRST FINANCIAL GROUP, INC. which is a corporation for profit organized under the laws of the State of Delaware, and which is subject to the provisions of the Delaware General Corporation Law, and by resolution adopted by the affirmative vote of at least a majority of its Board of Directors on said date, and approved by EIGHT
DRAGONS CO. which is a corporation for profit organized under the laws of the State of Nevada, and by resolution adopted by its Board of Directors on said date,

1. AMERI-FIRST FINANCIAL GROUP, INC. and EIGHT DRAGONS CO. shall, pursuant to the provisions of the Delaware General Corporation Law and the provisions of the Nevada Revised Statutes, be merged with and into a single corporation, to wit, EIGHT DRAGONS CO., which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Nevada Revised Statutes. The separate existence of AMERI-FIRST FINANCIAL GROUP, INC. which is sometimes hereinafter referred to as the "merged corporation", shall cease upon the effective date of the merger in accordance with the provisions of the Delaware General Corporation Law.

2. The Articles of Incorporation of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the Articles of Incorporation of said surviving corporation, and said Articles of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Nevada Revised Statutes.

3. The bylaws of the surviving corporation as in force and effect upon the effective date of the merger in the jurisdiction of its organization shall continue to be the bylaws of said surviving corporation and shall continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

4. The directors and officers in office of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall continue to be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

5. Each issued share of the merged corporation shall, upon the effective date of the merger, be converted into one hundred (100) shares of the surviving corporation, provided, however, that (i) no shareholder of the merged corporation shall receive less than 100 shares of the surviving corporation, and
(ii) issuance of any fractional shares to any shareholder of the merged corporation shall be rounded up to the nearest 1 whole share. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

6. In the event that the merger of the merged corporation with and into the surviving corporation shall have been fully authorized in accordance with the provisions of the Delaware General Corporation Law and in accordance with the provisions of the Nevada Revised Statutes, the merged corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Delaware and of the State of Nevada, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

7. The Board of Directors and the proper officers of the merged corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

8. The merger herein certified shall be effective on December 3, 2007.